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Exhibit 21.1

Subsidiaries of Immunicon Corporation

  •
  Immunivest Corporation, a Delaware Corporation

  •
  IMMC Holdings, Inc., a Delaware Corporation

  •
  Immunicon Europe, Inc., a Delaware Corporation

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  Exhibit 21.1
Subsidiaries of Immunicon Corporation